Exhibit 12.1


                            REV HOLDINGS INC. AND SUBSIDIARIES
                    COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                                    (DOLLARS IN MILLIONS)

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

                                     Nine Months Ended
                                       September 30,                       Year Ended December 31,
                                    --------------------   -------------------------------------------------------
                                      2000       1999        1999        1998        1997       1996       1995
                                    ---------  ---------   ---------   ---------   ---------  ---------  ---------
(Loss) income from continuing
 operations before
 income taxes................       $(128.7)   $(249.6)    $(433.4)    $ (88.5)    $ (20.8)   $ 126.7    $(110.9)
Interest expense.............         164.2      158.4       215.4       206.6       232.9      240.1      237.5
Amortization of debt
 issuance costs..............           7.2        6.0         7.9         9.0        11.6       12.5       15.2
Portion of rental
 expense deemed to
 represent interest..........          10.6       10.6        14.1        14.4        15.2       15.4       14.7
                                    ---------  ---------   ---------   ---------   ---------  ---------  ---------
Earnings (loss)
 before fixed charges........       $  53.3    $(74.6)     $(196.0)    $ 141.5     $ 238.9    $ 394.7    $ 156.5
                                    =========  =========   =========   =========   =========  =========  =========

Interest expense.............       $ 164.2    $ 158.4     $ 215.4     $ 206.6     $ 232.9    $ 240.1    $ 237.5
Amortization of
 debt issuance costs.........           7.2        6.0         7.9         9.0        11.6       12.5       15.2
Portion of rental
 expense deemed to
 represent interest..........          10.6       10.6        14.1        14.4        15.2       15.4       14.7
                                    ---------  ---------   ---------   ---------   ---------  ---------  ---------
Fixed charges................       $ 182.0    $ 175.0     $ 237.4      $230.0     $ 259.7    $ 268.0      267.4
                                    =========  =========   =========   =========   =========  =========  =========

Ratio of earnings
 to fixed charges............             -          -           -           -           -        1.5          -
                                    =========  =========   =========   =========   =========  =========  =========
Deficiency of earnings
 to fixed charges............       $ 128.7    $ 249.6     $ 433.4     $  88.5     $  20.8          -    $ 110.9
                                    =========  =========   =========   =========   =========  =========  =========

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